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                                                                     Exhibit 1.2



                              NETRADIO CORPORATION

                                      AND

                            EVEREN SECURITIES, INC.


                                ---------------


                               WARRANT AGREEMENT



                           Dated as of        , 1999

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     WARRANT AGREEMENT, dated as of ____________, 1999, between NETRADIO
CORPORATION, a Minnesota corporation (the "Company"), and EVEREN SECURITIES, INC., a Delaware corporation ("EVEREN").

                             W I T N E S S E T H:

     WHEREAS, the Company proposes to issue to EVEREN warrants (each, a "Warrant") to purchase up to an aggregate of 191,648 shares of Common Stock (as defined in Section 8.3 hereof);

     WHEREAS, pursuant to that certain Underwriting Agreement (the "Underwriting Agreement"), dated as of the date hereof, among EVEREN and Legg Mason Wood Walker, Incorporated (the "Representatives"), as representatives of the several Underwriters (as such term is defined in the Underwriting Agreement), Navarre Corporation, a Minnesota corporation, and the Company, the Representatives and the other Underwriters have agreed to purchase 3,333,000 shares of common stock, no par value per share, of the Company, at a public offering price of $____ per share in connection with the Company's proposed public offering (the "Public Offering"); and

     WHEREAS, the Warrants to be issued pursuant to this Agreement will be issued on the Closing Date (as such term is defined in the Underwriting Agreement) by the Company to EVEREN in consideration for, and as part of EVEREN's compensation in connection with its service as financial advisor to the Company.

     NOW, THEREFORE, in consideration of the premises, the payment by EVEREN to the Company of an aggregate of one hundred dollars ($100.00), the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. GRANT. EVEREN is hereby granted the right to purchase, at any time from __________, 2000 [ONE YEAR FROM THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT] until 4:30 p.m., Chicago time, on _________, 2004 [FIVE YEARS FROM THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT] (the "Exercise Period"), up to an aggregate of 191,648 shares of Common Stock (the "Shares") at an initial exercise price (subject to adjustment as provided in Section 8 hereof) of $____ [120% OF THE INITIAL PUBLIC OFFERING PRICE PER SHARE] per share of Common Stock subject to the terms and conditions of this Agreement. Except as set forth herein, the Shares issuable upon exercise of the Warrants are in all respects identical to the shares of Common Stock being purchased by the Underwriters for resale to the public pursuant to the terms and provisions of the Underwriting Agreement.

     2. WARRANT CERTIFICATES. The warrant certificate(s) (the "Warrant Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth on Exhibit A, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions and other variations as required or permitted by this Agreement.

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     3.  EXERCISE OF WARRANTS.

         3.1 METHOD OF EXERCISE. The Warrants initially are exercisable at an aggregate initial exercise price per share of Common Stock set forth in
Section 6 hereof (subject to adjustment as provided in Section 8 hereof) payable by wire or certified or official bank check in New York Clearing House funds. Upon surrender of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Purchase Price (as hereinafter defined) for the shares of Common Stock purchased at the Company's principal offices in Minnesota (presently located at Riverplace Exposition Hall, 43 Main Street Southeast, Suite 149, Minneapolis, Minnesota 55414) the registered holder of a Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part for all or part of the shares of Common Stock represented thereby (but not as to fractional shares of the Common Stock underlying the Warrant). In the case of the purchase of less than all the shares of Common Stock purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the shares of Common Stock purchasable thereunder.

         3.2. EXERCISE BY SURRENDER OF WARRANTS. In addition to the method of payment set forth in Section 3.1 and in lieu of any cash payment required thereunder, the Holder(s) of the Warrants shall have the right at any time and from time to time to exercise the Warrants in whole or in part by surrendering the Warrant Certificate in the manner specified in Section 3.1 in exchange for the number of shares of Common Stock equal to (x) the number of shares as to which such Warrants are being exercised MULTIPLIED BY (y) a fraction, the numerator of which is the Market Price (as defined below) of the Common Stock less the Exercise Price and the denominator of which is such Market Price. The term "Market Price" as used herein shall mean, with respect to shares of Common Stock, the average of the closing prices of such sale on all recognized securities exchanges on which the Common Stock may at the time be listed, or, if there has been no sale on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock is not listed, the average of the representative bid and asked prices quoted in the Nasdaq Stock Market as of 4:00 p.m., New York time, or, if on any day the Common Stock is not quoted in the Nasdaq Stock Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged on a weighted basis over a period of twenty-one (21) days consisting of the day as of which "Market Price" is being determined and the twenty (20) consecutive trading days prior to such day. Solely for the purposes of this paragraph, Market Price shall be calculated either (i) on the date which the form of election attached hereto is deemed to have been sent to the Company pursuant to Section 13 hereof ("Notice Date") or (ii) as the average of the Market Prices for each of the five (5) consecutive trading days preceding the Notice Date, whichever of (i) or (ii) is greater.

     4. ISSUANCE OF CERTIFICATES. Upon the exercise of a Warrant, the issuance of certificates for shares of Common Stock or other securities, properties or rights underlying such Warrant, shall be made forthwith (and in any event within three (3) business days thereafter)


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without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Sections 5 and 7 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; PROVIDED, HOWEVER, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

      The Warrant Certificates and the certificates representing the Shares (and/or other securities, property or rights issuable upon the exercise of the Warrants) shall be executed on behalf of the Company by the manual or facsimile signature of the then present Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the then present Secretary or Assistant Secretary of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

     5. RESTRICTION ON TRANSFER OF WARRANTS. The Holder of a Warrant Certificate, by its acceptance thereof, covenants and agrees that the Warrants are being acquired as an investment and not with a view to the distribution thereof, and that the Warrants will not be sold, offered for sale, transferred, assigned or hypothecated for a period of one (1) year from the date of this Agreement other than to officers, employees or partners of EVEREN, in which case, such officers, employees or partners shall be entitled to receive a replacement Warrant Certificate in accordance with Section 9 hereof upon presentment of a properly executed Form of Assignment (in the form included on Exhibit A attached hereto).

     6.  EXERCISE PRICE.

         6.1 INITIAL AND ADJUSTED EXERCISE PRICE. Except as otherwise provided in Section 8 hereof, the initial exercise price of the Warrants shall be $____ [120% OF THE INITIAL PUBLIC OFFERING PRICE] per share of Common Stock. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 8 hereof.

         6.2 EXERCISE PRICE. The term "Exercise Price" as used herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

     7.  REGISTRATION RIGHTS.

         7.1 REGISTRATION UNDER THE SECURITIES ACT OF 1933. The Warrants, the Shares and any of the other securities issuable upon exercise of the Warrants have not been registered under the Securities Act of 1933, as amended (the "Act"). Upon exercise of the Warrants, in whole or in part, the certificates representing the Shares underlying the Warrants and any of the


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other securities issuable upon exercise of the Warrants (collectively, the
"Warrant Shares") shall bear the following legend:

         The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws, and may not be offered or sold except pursuant to (i) an effective registration statement under the Act and registration under applicable state securities laws, (ii) to the extent applicable, Rule 144 under the Act (or any similar rule under the Act relating to the disposition of securities) and any similar exemption under state securities laws, or (iii) another available exemption from registration under the Act and applicable state securities laws.

         7.2 PIGGYBACK REGISTRATION. If, at any time commencing after the date hereof and expiring seven (7) years thereafter, the Company proposes to register any of its securities under the Act (other than in connection with a merger or pursuant to Form S-8 or a successor form) it will give written notice by delivery in person, registered or certified mail (postage prepaid, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, at least thirty (30) days prior to the filing of each such registration statement, to EVEREN and to all other Holders of the Warrants and/or the Warrant Shares (the "Registrable Securities") of its intention to do so. If EVEREN or other Holders of the Warrants and/or Warrant Shares notify the Company within twenty (20) days after receipt of any such notice of its or their desire to include any such securities in such proposed registration statement, the Company shall afford EVEREN and such Holders of the Warrants and/or Warrant Shares the opportunity to have any such Warrant Shares registered under such registration statement; PROVIDED HOWEVER, that if EVEREN and such Holders shall be the only persons exercising such rights to have securities registered under such registration statement, then the Company shall not be obligated to comply with the registration request unless it receives such notice from Holders (including EVEREN) of fifty percent (50%) or more of the Warrants and/or Warrant Shares.

         Notwithstanding the foregoing, if, in the case of an underwritten offering by the Company, the managing underwriter of such offering shall advise the Company in writing that, in its opinion, the distribution of the Warrant Shares requested to be included in the registration concurrently with the securities being registered by the Company would adversely affect the market price of such securities by the Company, then the offering and sale of such Warrant Shares shall be delayed for such period, not to exceed ninety (90) days, as such managing underwriter shall request. In the event of a delay as provided in the preceding sentence, the Company shall file such supplements and post-effective amendments, and take any such other steps as may be necessary, to permit the proposed offering and sale of such Shares for a period of ninety (90) days immediately following the end of such period of delay.

         Notwithstanding the provisions of this Section 7.2, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 7.2 (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not


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to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

         7.3   DEMAND REGISTRATION.

               (a) At any time commencing after the date hereof and expiring five (5) years thereafter, the Holders of the Warrants and/or Warrant Shares representing a Majority (as hereinafter defined) of such securities (assuming the exercise of the Warrants in full) not previously sold pursuant to this
Section 7 shall have the right (which right is in addition to the registration rights under Section 7.2 hereof), exercisable by written notice to the Company, to have the Company prepare and file with the Securities and Exchange
Commission (the "Commission"), on one occasion, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for EVEREN and the Holders, in order to comply with the provisions of the Act, so as to permit a public offering and sale of their respective Warrant Shares for six (6) consecutive months by such Holders and any other Holders of the Warrants and/or Warrant Shares who notify the Company within twenty (20) days after receiving notice from the Company of such request.

               (b) The Company covenants and agrees to give written notice of any registration request under this Section 7.3 by any Holder or Holders to all other registered Holders of the Warrants and the Warrant Shares within five (5) days from the date of the receipt of any such registration request.

               (c) In addition to the registration rights under Section 7.2 and subsection (a) of this Section 7.3, at any time commencing after the date hereof and expiring five (5) years thereafter, any Holder of the Warrants and/or the Warrant Shares shall have the right, exercisable by written request to the Company, to have the Company prepare and file with the Commission, on one occasion, a registration statement so as to permit a public offering and sale for six (6) consecutive months by any such Holder of its Warrant Shares; PROVIDED, HOWEVER, that the provisions of Section 7.4(b) hereof shall not apply to any such registration request and registration and all costs incident thereto shall be at the expense of the Holder or Holders making such request.

               (d) No right of the Holders under this Section 7.3 shall be deemed to have been exercised if with respect to such right:

                  (i)   the requisite notice given by Holders pursuant to this
         Section 7.3 is withdrawn prior to the date of filing of a registration statement or if a registration statement filed by the Company under the Act pursuant to this Section 7.3 is withdrawn prior to its effective date, in either case, by written notice to the Company from the Holders of fifty percent (50%) or more of the Warrants and/or Warrant Shares to be included or which are included in such registration statement stating that such Holders have elected not to proceed with the offering contemplated by such registration statement because (i) a development in the Company's affairs has occurred or has become known to such Holders subsequent to the date of the notice by the Holders to the Company requesting registration of


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         the Warrant Shares of the filing of such registration statement which, in the judgment of such Holders or the managing underwriter of the proposed public offering, adversely affects the market price of such Warrant Shares or (ii) a registration statement filed by the Company pursuant to this Section 7.3, in the reasonable opinion of counsel for such Holders or the managing underwriter of the proposed public offering, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which made (other than any such statement or omission relating to such Holders and based on information supplied or failed to be supplied by such Holders) and the Company has not, promptly after written notice thereof, corrected such statement or omission in an amendment filed to such registration statement pursuant to Section 7.4(m); or

                     (ii) a registration statement pursuant to this Section 7.3 shall have become effective under the Securities Act and (i) the underwriters shall not purchase any Warrant Shares because of a failure of condition contained in the underwriting agreement (other than a condition to be performed by or within the control of the Holders) relating to the offering covered by such registration statement or (ii) less than eighty-five percent (85%) of the Warrant Shares included therein shall have been sold as a result of any stop order, injunction or other order or requirement of the Commission or other governmental agency or court.

         7.4 COVENANTS OF THE COMPANY WITH RESPECT TO REGISTRATION. In connection with any registration under Section 7.2 or 7.3 hereof, the Company covenants and agrees as follows:

               (a) The Company shall use its best efforts to file a registration statement within thirty (30) days of receipt of any demand therefor, shall use its best efforts to have any registration statements declared effective at the earliest possible time, and shall furnish each Holder desiring to sell Warrant Shares such number of prospectuses as shall reasonably be requested.

         Notwithstanding the foregoing, the Company shall be entitled to postpone, for a period of not more than sixty (60) days after receipt of a request to effect a registration, the filing of any registration statement otherwise required to be prepared and filed by it pursuant to Section 7.3 hereof if, at any time it receives a request for registration, the Board of Directors of the Company determines in its reasonable business judgment that such registration and offering would interfere with any material financing, acquisition, corporate reorganization or other material transaction or development involving the Company and promptly gives the Holders demanding registration written notice of such determination; PROVIDED that (i) upon such postponement by the Company, the Company shall be required to file such registration statement as soon as practicable after the Board of Directors of the Company shall determine, in its reasonable business judgment, that such registration and offering will not interfere with the aforesaid material financing, acquisition, corporate reorganization or other material transaction or development involving the Company, (ii) the Company may utilize this right once each year; PROVIDED, HOWEVER, that the Company shall not utilize this right more than one time unless, prior to utilizing such right, the


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Company delivers to the Holders an opinion of counsel to the Company, satisfactory to the Holders, to the effect that such postponement by the Company is necessary to avoid interference with a material financing, acquisition, corporate reorganization or other material transaction or development involving the Company, (iii) the Holders who made such written request to effect such registration, may, at any time in writing, withdraw such request for such registration and therefore preserve the right provided in Section 7.3 hereof for such Holders to again request such registration, and (iv) the Exercise Period shall automatically be extended by an additional one hundred and eighty (180) days.

               (b) The Company shall pay all costs (including fees and expenses of one counsel to the Holder(s), but not underwriting or selling commissions), fees and expenses in connection with all registration statements filed pursuant to Sections 7.2 and 7.3(a) hereof including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses. The Holder(s) will pay all costs, fees and reasonable expenses in connection with any registration statement filed pursuant to Section 7.3(c).
If the Company shall fail to comply with the provisions of Section 7.4(a), the Company shall, in addition to any other equitable or other relief available to the Holder(s), extend the Exercise Period by such number of days as shall equal the delay caused by the Company's failure, and be liable for any or all damages as the Holder(s) may be entitled to as a matter of law.

               (c) The Company will take all necessary action which may be required in qualifying or registering the Warrant Shares included in a registration statement for offering and sale under the securities or blue sky laws of such states as the Holder(s) shall designate; PROVIDED that the Company shall not be obligated to qualify to do business in any such jurisdiction or to file any general consent to service of process in any jurisdiction in any action other than one arising out of the offering or the sale of the Warrant Shares.

               (d) Nothing contained in this Agreement shall be construed as requiring a Holder to exercise the Warrants prior to the initial filing of any registration statement or the effectiveness thereof.

               (e) Except for the shares of Common Stock held by ValueVision International, Inc. that the Company may be required to register, the Company shall not permit the inclusion of any securities other than the Warrant Shares to be included in any registration statement filed pursuant to Section 7.3 hereof, or file any registration statement subsequent to the receipt of any notice pursuant to Section 7.3 hereof and until one hundred and eighty (180) days after the effectiveness of a registration statement filed pursuant to
Section 7.3 hereof or permit any other registration statement to be or remain effective during the effectiveness of a registration statement filed pursuant to
Section 7.3 hereof; PROVIDED, HOWEVER, that in the event of an underwritten public offering, the Company shall have the right to permit the inclusion of such other securities if the managing underwriter of such offering advises the Company or the Holders in writing that, in its opinion, the inclusion of such securities other than the Warrant Shares in such registration statement will not adversely affect the distribution or the offering price of such Warrant Shares.


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

               (f) In connection with any registration statement filed pursuant to Section 7.2 hereof, the Company shall furnish to each Holder participating in any underwritten offering and to each underwriter, a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and (ii) a "cold comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

               (g) The Company shall as soon as practicable after the effective date of the registration statement, and in any event within fifteen
(15) months thereafter, make "generally available to its security holders" (within the meaning of Rule 158 under the Act) an earnings statement (which need not be audited) complying with Section 11(a) of the Act and covering a period of at least twelve (12) consecutive months beginning after the effective date of the registration statement.

               (h) The Company shall deliver promptly to each Holder participating in the offering requesting the correspondence and memoranda described below, and to the managing underwriters, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. ("NASD"). Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder or underwriter shall reasonably request.

               (i) The Company shall enter into an underwriting agreement with the managing underwriters selected for such underwriting by Holders holding a Majority of the Warrant Shares requested to be included in such underwriting, which may be any of the Underwriters. Such agreement shall be reasonably satisfactory in form and substance to the Company, each Holder and such managing underwriters, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Warrant Shares and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements


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with the Company or the underwriters except as they may relate to such Holders and their intended methods of distribution.

               (j) For purposes of this Agreement, the term "Majority," in reference to the Holders of the Warrants or Warrant Shares, shall mean in excess of fifty percent (50%) of the then outstanding Warrants or Warrant Shares that
(i) are not held by the Company, an officer, creditor, employee or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith or (ii) have not been resold to the public pursuant to a registration statement filed with the Commission under the Act.

               (k) The Company shall promptly notify each Holder of the Warrants and/or Warrant Shares covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Act, upon the Company's discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such Holder promptly prepare and furnish to such Holder and each underwriter, if any, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

         7.5   INDEMNIFICATION.

               (a) In the event of the filing of any registration statement with respect to the Shares pursuant to this Section 7, the Company agrees to indemnify and hold harmless EVEREN and all other Holders of Warrants and/or the Warrant Shares and each person, if any, who controls such Holder within the meaning of the Act (each, an "EVEREN Indemnified parties"), against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all reasonable attorneys' fees), to which any EVEREN Indemnified Party may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement, or any related preliminary prospectus, final prospectus, or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by such EVEREN Indemnified Party specifically for use in the preparation thereof. This indemnity will be in addition to any liability which the Company may otherwise have.

               (b) EVEREN and all other Holders of Warrants and/or the Warrant Shares agree that they will indemnify and hold harmless the Company, each other person referred to in subparts (1), (2) and (3) of Section 11(a) of the Act in respect of the registration statement and each person, if any, who controls the Company within the meaning of the Act (each, a "Company Indemnified Party"), against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include but not be limited to, all costs of defense and investigation and all attorneys' fees) to which such Company Indemnified Parties may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, or any related preliminary prospectus, final prospectus or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by EVEREN specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which EVEREN and all other Holders of the Warrant and/or the Warrant Shares may otherwise have.

               (c)   Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action, such indemnified party shall, if a claim with respect thereof is to be made against any indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise then under this Section 7. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso in the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with appropriate local counsel) approved by the indemnifying party representing all the indemnified parties under Section 7.5(a) or 7.5(b) hereof who are parties to such action),
(ii) the indemnifying party shall
not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from liability on claims that are the subject matter of such proceeding.

     8.  ADJUSTMENTS TO EXERCISE PRICE AND NUMBER OF SHARES.

         8.1 SUBDIVISION AND COMBINATION. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall be decreased, in the case of subdivision, or increased, in the case of combination, in the same proportions as the Common Stock is subdivided or combined, in each case effective automatically upon, and simultaneously with, the effectiveness of the subdivision or combination which gives rise to the adjustment.

         8.2 ADJUSTMENT IN NUMBER OF SHARES. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 8, the number of Shares issuable upon the exercise of the Warrants shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

         8.3 DEFINITION OF COMMON STOCK. For the purpose of this Agreement, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Articles of Incorporation of the Company as may be amended as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that the Company shall after the date hereof issue securities with greater or superior voting rights than the shares of Common Stock outstanding as of the date hereof, the Holder, at its option, may receive upon exercise of the Warrants either shares of Common Stock or a like number of such securities with greater or superior voting rights.

         8.4 MERGER OR CONSOLIDATION. (a) In case the Company after the date hereof (i) shall consolidate with or merge into any other person and shall not be the continuing or surviving corporation of such consolidation or merger, or
(ii) shall permit any other person to consolidate with or merge into the Company and the Company shall be the continuing or surviving person but, in connection with such consolidation or merger, the Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property, or (iii) shall transfer all or substantially all of its properties or assets to any other person, or (iv) shall effect a capital reorganization or reclassification of the Common Stock (other than a capital reorganization or reclassification resulting in the issue of additional shares of Common Stock for which adjustment in the Exercise Price is provided in
Section 8), then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Agreement and the Warrants, the Holders of the Warrants, upon the exercise thereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Exercise Price in effect at the time of such consummation for all Common Stock issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock or other securities issuable upon such exercise prior to such consummation, the highest amount of securities, cash or other property to which such Holders would actually have been entitled as stockholders upon such consummation if such Holders had exercised the rights represented by the Warrants immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Section 8; PROVIDED that if a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than fifty percent (50%) of the outstanding shares of Common Stock, and if a Holder of the Warrants so designates in a notice given to the Company on or before the date immediately preceding the date of the consummation of such transaction, such Holder of the Warrants shall be entitled to receive the highest amount of securities, cash or other property to which such Holder would actually have been entitled as a stockholder if such Holder of the Warrants had exercised the Warrants prior to the expiration of such purchase, tender or exchange offer and accepted such offer, subject to adjustments (from and after the consummation of such purchase, tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in Section 8.

         8.5 ASSUMPTION OF OBLIGATIONS. Notwithstanding anything contained in the Warrants to the contrary, the Company will not effect any of the transactions described in clauses (i) through (iv) of Section 8.4 unless, prior to the consummation thereof, each person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of the Warrants as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holders of the Warrants, (a) the obligations of the Company under this Agreement and the Warrants (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Agreement and the Warrants) and (b) the obligation to deliver to such Holders such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 8, such Holders may be entitled to receive, and such person shall have similarly delivered to such Holders an opinion of counsel for such person, which counsel shall be reasonably satisfactory to such Holders, stating that this Agreement and the Warrants shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this Section 8) shall be applicable to the stock, securities, cash or property which such person may be required to deliver upon any exercise of the Warrants or the exercise of any rights pursuant hereto.

         8.6 DIVIDENDS AND OTHER DISTRIBUTIONS. In the event that the Company shall at any time prior to the exercise in full of the Warrants declare a dividend or otherwise distribute to its stockholders any assets, property, rights, evidences of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another, or any other thing of value, the Holders of the unexercised portion of the Warrants shall thereafter be entitled, in addition to the shares of Common Stock or other securities and property receivable upon the exercise thereof, to receive, upon the exercise of the Warrants, the same property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution as if the Warrants had been exercised immediately prior to such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Section 8.6.

         8.7 OTHER DILUTIVE EVENTS. In case any event shall occur as to which the purchase rights represented by the Warrants shall be diluted, then, in each such case, the Exercise Price and/or the amount of any Common Stock, cash, securities or other assets to be delivered upon exercise of the Warrants shall be adjusted on a weighted-average basis, consistent with preserving, without dilution, the purchase rights represented by the Warrants.

         8.8 NOTICE OF ADJUSTMENT EVENTS. Whenever the Company contemplates the occurrence of an event which would give rise to adjustments under this
Section 8, the Company shall mail to EVEREN (or its designee) on behalf of each Holder, at least thirty (30) days prior to the record date with respect to such event or, if no record date shall be established, at least thirty (30) days prior to such event, a notice specifying (i) the nature of the contemplated event, (ii) the date of which any such record is to be taken for the purpose of such event, (iii) the date on which such event is expected to become effective and (iv) the time, if any is to be fixed, when the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable in connection with such event.

         8.9 NOTICE OF ADJUSTMENTS. Whenever the Exercise Price or the kind of securities or property issuable upon exercise of the Warrants, or both, shall be adjusted pursuant to this Section 8, the Company shall make a certificate signed by its President or a Vice President and by its Chief Financial officer, Secretary or Assistant Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method of which such adjustment was calculated (including a description of the basis on which the Company made any determination hereunder), and the Exercise Price and the kind of securities or property issuable upon exercise of the Warrants after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by first class mail postage prepaid) to each Holder promptly after each adjustment.

         8.10 PRESERVATION OF RIGHTS. The Company will not, by amendment of its Articles of Incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement or the Warrants or the rights represented thereby, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders of the Warrants against dilution or other impairment.

     9. EXCHANGE AND REPLACEMENT OF WARRANT CERTIFICATES. Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrant Certificates, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

     10. ELIMINATION OF FRACTIONAL INTERESTS. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights.

     11. RESERVATION AND LISTING OF SECURITIES. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, nonassessable and not subject to the preemptive rights of any stockholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Warrants to be listed on all securities exchanges and/or included in the automated quotation system of the Nasdaq National Market System (subject to official notice of issuance) with respect to which the Common Stock issued to the public in connection herewith may then be so listed and/or quoted.

     12. NOTICES TO WARRANT HOLDERS. Nothing contained in this Agreement shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise in full, any of the following events shall occur:

         (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution payable; or

         (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

         (c) a voluntary or involuntary dissolution, liquidation or winding-up of the Company (other than in connection with a consolidation or merger) or any capital reorganization, recapitalization or reclassification or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company will mail to each Holder of the Warrants a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, sale, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, sale, dissolution, liquidation or winding-up. Such notice shall be mailed at least thirty (30) days prior to the date therein specified.

     13. NOTICES.

     All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given or made at the time delivered by hand if personally delivered; five calendar days after mailing if sent by registered or certified mail; when answered back, if telexed; when receipt is acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee):

         (a) If to the registered Holders of the Warrants, to the address of such Holders as shown on the books of the Company; or

         (b) If to the Company, to the address set forth in Section 3 hereof or to such other address as the Company may designate by notice to the Holders.

     14. SUPPLEMENTS AND AMENDMENTS. The Company and EVEREN may from time to time supplement or amend this Agreement without the approval of any holders of Warrant Certificates (other than EVEREN) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and EVEREN may deem necessary or desirable and which the Company and EVEREN deem shall not adversely affect the interests of the Holders of Warrant Certificates.

     15. SUCCESSORS. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Holders and their respective successors and assigns hereunder.

     16. TERMINATION. This Agreement shall terminate at the close of business on ____________, 2004, provided, however, that the indemnification provisions in Section 7 hereof shall survive such termination until such time for filing an action for which indemnification is provided under Section 7 has expired under the applicable statute of limitation.

     17. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the state of Illinois and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws.

     Any process or summons to be served upon any of the Company, EVEREN and the Holders (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 13 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim. The Company, EVEREN and the Holders agree that the prevailing party(ies) in any such action or proceeding shall be entitled to recover from the other party(ies) all of its/their reasonable legal costs and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

     18. ENTIRE AGREEMENT; MODIFICATION. This Agreement (including the Underwriting Agreement to the extent portions thereof are referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

     19. SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

     20. CAPTIONS. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended to be, nor should they be construed as, part of this agreement and shall be given no substantive effect.

     21. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give any person or corporation other than the Company and EVEREN and any other registered Holder(s) of the Warrant Certificates or Warrant Shares any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company, EVEREN and any other registered Holder(s) of the Warrant Certificates or Warrant Shares.

     22. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                       NETRADIO CORPORATION


                                       By:  ________________________________



                                       EVEREN SECURITIES, INC.


                                       By:  ________________________________

                                       Its: ________________________________

                                    WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH THE DISTRIBUTIONS HEREOF. THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND REGISTRATION UNDER APPLICABLE STATE SECURITIES LAWS, (II) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES) AND ANY SIMILAR EXEMPTION UNDER STATE SECURITIES LAWS, OR (III) ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO THE TERMS AND PROVISIONS OF A WARRANT AGREEMENT DATED AS OF APRIL __, 1999 BETWEEN NETRADIO CORPORATION (THE "COMPANY") AND EVEREN SECURITIES, INC. ("EVEREN") (AS SUCH AGREEMENT MAY BE SUPPLEMENTED, MODIFIED, AMENDED OR RESTATED FROM TIME TO TIME, THE "WARRANT AGREEMENT").

__________ Shares                                           Warrant No. _____
of the Company

                          WARRANT TO PURCHASE SHARES
                              OF COMMON STOCK OF
                             NETRADIO CORPORATION


      This is to certify that, in consideration of ten dollars ($10.00) and other good and valuable consideration, which is hereby acknowledged as received, ____________________, its successors and registered assigns, is entitled at any time during the Exercise Period (as defined in the Warrant Agreement) to exercise this Warrant to purchase __________ shares of common stock, no par value per share, of NetRadio Corporation, a Minnesota corporation (the "Company"), as the same shall be adjusted from time to time pursuant to the provisions of the Warrant Agreement at a price per unit as specified in the Warrant Agreement and to exercise the other rights, powers, and privileges hereinafter provided, all on the terms and subject to the conditions specified in this Warrant and in the Warrant Agreement.

      This Warrant is issued under, and the rights represented hereby are subject to the terms and provisions contained in the Warrant Agreement, to all terms and provisions of which the registered holder of this Warrant, by acceptance of this Warrant, assents. Reference is hereby made to the Warrant Agreement for a more complete statement of the rights and limitations of rights of the registered holder of this Warrant and the rights and duties of the Company under this Warrant. Copies of the Agreement are on file at the office of the Company.

      IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of May ___, 1999.

                                       NETRADIO CORPORATION

                                       By:  _____________________________

                                       Its: _____________________________